Exhibit 4.6

EXECUTION VERSION

AMENDMENT NO. 1 TO CREDIT AGREEMENT
This AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”), dated as of June 23, 2015, is among MEREDITH CORPORATION, an Iowa corporation (the “Borrower”), the Lenders (as defined in the Credit Agreement referred to below) listed on the signature pages hereof, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Swingline Lender, L/C Issuer and Administrative Agent.
RECITALS
A.    The Borrower, the Lenders, the Swingline Lender, the L/C Issuer and the Administrative Agent are party to that certain Credit Agreement dated as of March 27, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
B.    The Borrower has requested that the Lenders agree to a certain amendment to the Credit Agreement, and subject to the terms and conditions set forth herein, each of the Lenders party hereto has so agreed.
NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.    Defined Terms. Unless otherwise defined herein, capitalized terms used herein (including, without limitation, in the introductory paragraph and the recitals hereto) shall have the meanings assigned to such terms in the Credit Agreement.
2.    Interpretation. The rules of interpretation set forth in Sections 1.02 of the Credit Agreement shall be applicable to this Amendment and are incorporated herein by this reference.
3.    Credit Agreement Amendment.
(a)    Credit Agreement. Clause (b) of the definition of “Change in Control” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(b)    during any period of twelve (12) consecutive months, a majority of the members of the Board of Directors of the Borrower cease to be composed of individuals (i) who were members of that Board on the first day of such period, (ii) whose election or nomination to that Board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that Board, or (iii) whose election or nomination to that Board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that Board; or
4.    Conditions to Effectiveness. The effectiveness of this Amendment is subject to the condition precedent that the Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrower, Lenders constituting Required Lenders and the Administrative Agent.
5.    Effect of the Agreement. Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect. Except as expressly set forth herein, this Amendment shall not be deemed (a) to be a waiver of, or consent to, a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document, (b) to prejudice any other right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time, (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower or any other Person with respect to any waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents or (d) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other agreement by and among the Borrower, on the one hand, and the Administrative Agent or any other Lender, on the other hand.
6.    Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows:
(a)    Both before and after giving effect to this Amendment, (i) neither the Borrower nor any Subsidiary thereof is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) no Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Amendment.
(b)    The execution, delivery and performance by the Borrower of this Amendment has been duly authorized by all necessary corporate or other organizational action, and does not and will not: (a) contravene the terms of any of the Borrower’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any material Contractual Obligation to which the Borrower is a party or affecting the Borrower or the Properties of the Borrower or any of its Subsidiaries, or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject; or (c) violate any Law applicable to the Borrower; except, in each case referred to in clause (b) or (c), to the extent that any such conflict, breach, contravention, creation, requirement or violation could not reasonably be expected to have a Material Adverse Effect.
(c)    This Amendment constitute the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as may be limited by applicable Debtor Relief Laws or other similar Laws relating to or affecting creditors’ rights generally or by equitable principles relating to enforceability.
(d)    Treating this Amendment as a “Loan Document”, the representations and warranties of the Borrower contained in Article V of the Credit Agreement and in each other Loan Document, are true and correct in all material respects (except for representations and warranties that are already qualified as to materiality, which shall instead be true and correct) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except for representations and warranties that are already qualified as to materiality, which are instead true and correct) as of such earlier date.
(e)    The Borrower is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Administrative Agent, the Lenders or any other Person.
7.    Miscellaneous.
(a)    This Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.
(b)    THIS AMENDMENT IS SUBJECT TO THE PROVISIONS OF SECTIONS 10.14 AND 10.15 OF THE CREDIT AGREEMENT RELATING TO GOVERNING LAW, VENUE AND WAIVER OF RIGHT TO TRIAL BY JURY, THE PROVISIONS OF WHICH ARE BY THIS REFERENCE INCORPORATED HEREIN IN FULL.

(c)    This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Transmission of signatures of any party by facsimile shall for all purposes be deemed the delivery of original, executed counterparts thereof and the Administrative Agent is hereby authorized to make sufficient photocopies thereof to assemble complete counterparty documents.
(d)    This Amendment contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior drafts and communications with respect thereto. This Amendment may not be amended except in accordance with the provisions of Section 10.01 of the Credit Agreement.
(e)    If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit Agreement, respectively.
(f)    The Borrower covenants to pay to or reimburse the Administrative Agent, upon demand, for all its respective reasonable and documented out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation, execution and delivery of this Amendment.
(g)    This Amendment shall constitute a “Loan Document” under and as defined in the Credit Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this AMENDMENT to be duly executed as of the date first above written.
The Borrower:
MEREDITH CORPORATION
By: /s/ Steven M. Cappaert
Name:    Steven M. Cappaert
Title:    Corporate Controller

WELLS FARGO BANK, N.A., as Administrative Agent
By: /s/ Daniel R. Van Aken
Name: Daniel R. Van Aken
Title: Director

WELLS FARGO BANK, N.A., as a Lender
By: /s/ Daniel R. Van Aken
Name: Daniel R. Van Aken
Title: Director

JPMORGAN CHASE BANK, N.A., as a Lender
By: /s/ Olivier Lopez
Name: Olivier Lopez
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By: /s/ Jerrod Clements
Name: Jerrod Clements
Title: Assistant Vice President

SUNTRUST BANK, as a Lender
By: /s/ Cynthia Burton
Name: Cynthia Burton
Title: Director

THE NORTHERN TRUST COMPANY, as a Lender
By: /s/ Murtuza Ziauddin
Name: Murtuza Ziauddin
Title: Vice President

UMB BANK, N.A., as a Lender
By: /s/ Mark D. Nuss
Name: Mark D. Nuss
Title: Vice President

BANKERS TRUST COMPANY, as a Lender
By: /s/ Todd W. Wishman
Name: Todd W. Wishman
Title: Vice President